   As filed with the Securities and Exchange Commission on January 25, 1995


                                                 Registration No 33-
                                                                     -----------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                              MERCK & CO., INC.
            (Exact Name of Registrant as specified in its charter)

        NEW JERSEY                                          22-1109110
     (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                           ------------------------

                               ONE MERCK DRIVE
                  WHITEHOUSE STATION, NEW JERSEY 08889-0100
                                (908) 423-1000
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MARY M. MCDONALD
                  SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              MERCK & CO., INC.
                               ONE MERCK DRIVE
                  WHITEHOUSE STATION, NEW JERSEY 08889-0100
                                (908) 423-1000
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                                   Copy to:

                           Bert I. Weinstein, Esq.
                              Merck & Co., Inc.
                               One Merck Drive
                  Whitehouse Station, New Jersey 08889-0100
                                (908) 423-1000

                           ------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/



                           ------------------------



                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
Title of                                               Proposed              Proposed
Each Class                                             Maximum               Maximum                  Amount
of Securities               Amount                     Aggregate             Aggregate                of
to be                       to be                      Price(2)              Offering                 Registration
Registered                  Registered(1)              Per Unit              Price(2)                 Fee
- ----------                  -------------              --------              --------                 ---
Common Stock
(no par                     459,720 shares              $7.50               $3,452,792                $1,192
value)

1. There are being registered hereunder 459,720 shares of Common Stock issuable upon exercise of outstanding stock options granted under certain stock option agreements. See "Plan of Distribution." This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

2. The price shown is based upon the maximum aggregate price at which the securities issuable upon exercise of the stock options are offered, in accordance with Section 6 of the Securities Act of 1933.

                           ------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED JANUARY 25, 1995


PROSPECTUS
                               MERCK & CO., INC.
                               459,720 shares of
                           Common Stock, no par value

                           --------------------------


         This Prospectus relates to up to 459,720 shares, (the "Shares") of Common Stock, no par value (the "Common Stock"), of Merck & Co., Inc. ("Merck"), which are issuable from time to time upon exercise of options granted pursuant to certain stock option agreements, which are described more fully under the heading "Plan of Distribution" (the "Stock Option Agreements"), of Medco Containment Services, Inc. (the "Company"), a wholly owned subsidiary of Merck and such additional number of shares which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to applicable antidilution provisions of the Stock Option Agreements. The Stock Option Agreements were originally issued by Medco Containment Services, Inc. ("Old Medco"), a Delaware corporation, which merged (the "Merger") with and into the Company on November 18, 1993. As a result of the Merger, the Company changed its name to Medco Containment Services, Inc. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 27, 1993, between Merck, the Company and Old Medco, the Company assumed Old Medco's obligations with respect to the Stock Option Agreements. See "Plan of Distribution".

         Merck will pay all the expenses of this offering. Merck Common Stock is quoted on the New York Stock Exchange (symbol: MRK). On January 23, 1995, the last sale price of the Merck Common Stock as reported on the New York Stock Exchange was $37.875 per Merck share.

         The aggregate proceeds to Merck upon exercise of all options covered by the Stock Option Agreements will be approximately $3,452,792 before deducting the expenses of the offering.

                          --------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         ---------------------------


               THE DATE OF THIS PROSPECTUS IS JANUARY 25, 1995.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MERCK OR BY ANY UNDERWRITER, DEALER OR AGENT. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREUNDER IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OR SALE IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER IMPLIES THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MERCK AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

         Merck is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Merck with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Merck Shares are listed on the New York Stock Exchange (the "NYSE"), and certain of Merck's reports, proxy materials and other information may be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         Merck has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Merck (File No. 1-3305) are incorporated by reference in this Prospectus:

         1. Merck's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

         2. Merck's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

         3. Merck's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994;

         4. Merck's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994;

         5. Merck's Proxy Statement for the Annual Meeting of Stockholders held April 26, 1994;

         6.     Merck's Current Report on Form 8-K filed August 17, 1994;

         7.     Merck's Current Report on Form 8-K filed on November 7, 1994;
and

         8.     Merck's Current Report on Form 8-K filed on December 28, 1994;

         9. The descriptions of shares of common stock of Merck set forth in Merck's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by Merck pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering hereby shall be deemed to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

         Merck will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to the Office of the Secretary, Merck & Co., Inc., P.O. Box 100, One Merck Drive, Whitehouse Station, New Jersey 08889-0100, telephone number (908) 423-4042.

                                USE OF PROCEEDS

         The aggregate proceeds to Merck assuming the exercise of all of the stock options covered by the Stock Option Agreements will be approximately $3,452,792 before deducting the expenses of this offering. Merck will use such proceeds for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The securities offered hereby may be acquired by (i) Citizens Corporation ("Citizens") upon exercise of options to purchase 145,682 shares of Common Stock granted under stock option agreement dated as of March 1, 1990 (the "Citizens Option Agreement"), (ii) Medco Containment Services Foundation, Inc. (the "Foundation") upon exercise of options to purchase 303,503 shares of Common Stock granted under a Stock Option Agreement dated as of June 20, 1991 (the "Foundation Stock Option Agreement"), and (iii) McFarland Dewey & Co. ("McFarland Dewey") upon exercise of options to purchase 10,535 shares of Common Stock pursuant to the terms of a Common Stock Purchase Option and Performance Based Common Stock Purchase Option, each dated January 22, 1992 (the "McFarland Dewey Stock Option Agreements").

         Under the Citizens Stock Option Agreement, Citizens was originally granted a right to purchase 250,000 shares (after giving effect to a five-for-two share stock split in January 1992) of Old Medco common stock at an exercise price of $8.35 per share. These options become exercisable at the rate of 20% in each 12-month period after December 31, 1990. Unless sooner exercised, these options expire at the earlier of (i) the tenth anniversary of the date of grant or (ii) sixty (60) days following the termination of the Marketing Agreement dated as of March 1, 1991 between Citizens-Medco Corporation ("Citizens-Medco"), Citizens, the Company and Citizens Medical Corporation, a subsidiary of Citizens. The options for 200,000 shares of Old Medco which remained unexercised on the date of the Merger were converted into the right to receive at an aggregate exercise price of $1,670,000 an aggregate of 145,682 Merck shares and $3,120,000 in cash. The vesting schedule was not changed as a result of the Merger.

         Under the Foundation Stock Option Agreement, the Foundation was originally granted a right to purchase 250,000 shares (after giving effect to a five-for-two share stock split in January 1992) of Old Medco common stock at an exercise price of $19.20 per share. These options become exercisable at the rate of 20% at the end of each 12-month period after June 20, 1991. Unless sooner exercised, these options expire on the day immediately preceeding the tenth anniversary of the date of grant. As a result of the Merger, the Foundation Stock Option was automatically converted into the right to purchase 303,503 shares of Merck Common Stock at an exercise price of $15.81 per share.

         Under the McFarland Dewey Stock Option Agreements, McFarland Dewey was originally granted a right to purchase shares of American Biodyne Inc. at the time of the acquisition by American Biodyne of Achievement & Guidance Centers of America, which were automatically converted into the right to purchase 14,462 shares of Old Medco common stock at an exercise price of $22.82 per share when Old Medco acquired American Biodyne in December 1992. These options became fully exercisable on January 22,

1994 and unless exercised sooner, expire on January 22, 2002. The 14,462 options for shares of Old Medco common stock which remained unexercised on the date of the Merger were converted into the right to receive at an aggregate exercise price of $330,023 an aggregate of 10,535 Merck shares and $225,607 in cash.


                                 LEGAL MATTERS

         The validity of the Merck Shares offered hereby has been passed upon for Merck by Bert I. Weinstein, Assistant General Counsel of Merck.

                                    EXPERTS

         The audited Consolidated Financial Statements and schedules of Merck and its subsidiaries included in Merck's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         Merck estimates that expenses, other than underwriting compensation, in connection with the offering described in this Registration Statement will be as follows:

         Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  $1,192
                                                                                -----
         Printing Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,000
         Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,500
                                                                                -----
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $4,692
                                                                               ======

Item 15. Indemnification of Directors and Officers.

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Registrant shall not be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the Registrant or its stockholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

         The By-Laws of the Registrant provide that a former, present or future director, officer or employee of the Registrant or the legal representative of any such director, officer or employee shall be indemnified by the Registrant:

                (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, brought by reason of such person's being or having been such director, officer or employee, and

                b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Registrant) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; Provided, however, in connection with any proceeding by or in the right of the Registrant, no indemnification shall be provided as to any person adjudged by any court to be liable to the Registrant except as and to the extent determined by such court.

         The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.


ITEM 16. EXHIBITS.

         2 - Agreement and Plan of Merger by and among Merck, M Acquisition Corp. and the Company, as amended, dated as of July 27, 1993

(incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form S-4 (file No. 33-50667)).

         4.1 - Stock Option Agreement, between Medco Containment Services, Inc. and Citizens and Health Corporation, dated March 1, 1990.

         4.2 - Stock Option Agreement, between Medco Containment Services, Inc. and Medco Containment Services Foundation, Inc., dated as of June 20, 1991.

         4.3 - Form of Option and Performance-Based Option between American Biodyne, Inc. and McFarland Dewey & Co. dated January 22, 1992 and amendment letter dated April 16, 1993 between McFarland Dewey & Co. and Medco relating to an aggregate of 10,535 shares of Merck Common Stock incorporated by reference to Exhibit 4.18 to Post Effective Amendment No. 1 to Registration Statement on Form S-8 to Form S-4 Registration Statement (33-50667) filed on November 29, 1993.

         5 - Opinion of Bert I. Weinstein, Assistant General Counsel of the Registrant, regarding legality.

         23.1 - Consent of Arthur Andersen LLP.

         23.2 - Consent of Bert I. Weinstein (included in Exhibit 5).


ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or ln the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and
         (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitehouse Station, State of New Jersey, on the 23rd day of January, 1995.

                                       MERCK & CO., INC.


                                       By:/s/ Raymond V. Gilmartin
                                          -------------------------------------
                                              Raymond V. Gilmartin
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Celia A. Colbert or Mary M. McDonald, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of January, 1995.

       SIGNATURE                                                             TITLE
       ---------                                                             -----
 /s/ Raymond V. Gilmartin                           Chariman of the Board, President and
 ----------------------------------                         Chief Executive Officer (Principal
 (Raymond V. Gilmartin)                                     Executive Officer) and Director



 /s/ Judy C. Lewent                                 Senior Vice President and
 ------------------------------------------                 Chief Financial Officer
 (Judy C. Lewent)                                           (Principal Financial Officer)



 /s/ Peter E. Nugent                                Vice President, Controller
 ------------------------------------------                  (Principal Accounting Officer)
 (Peter E. Nugent)


      SIGNATURE                                                              TITLE
      ---------                                                              -----
/s/ H. Brewster Atwater, Jr.                                                Director
- ------------------------------------------
(H. Brewster Atwater, Jr.)


/s/ Sir Derek Birkin                                                        Director
- ------------------------------------------
(Sir Derek Birkin)


/s/ Lawrence A. Bossidy                                                     Director
- ------------------------------------------
(Lawrence A. Bossidy)


/s/ William G. Bowen, Ph.D.                                                 Director
- ------------------------------------------
(William G. Bowen, Ph.D.)


/s/ Johnnetta B. Cole, Ph.D.                                                Director
- ------------------------------------------
(Johnnetta B. Cole, Ph.D.)


/s/ Carolyne K. Davis, Ph.D.                                                Director
- ------------------------------------------
(Carolyne K. Davis, Ph.D.)


/s/ Lloyd C. Elam, M.D.                                                     Director
- ------------------------------------------
(Lloyd C. Elam, M.D.)


/s/ Charles E. Exley, Jr.                                                   Director
- ------------------------------------------
(Charles E. Exley, Jr.)


/s/ William N. Kelley, M.D.                                                 Director
- ------------------------------------------
(William N. Kelley, M.D.)


/s/ Samuel O. Thier, M.D.                                                   Director
- ------------------------------------------
(Samuel O. Thier, M.D.)


/s/ Dennis Weatherstone                                                     Director
- ------------------------------------------
(Dennis Weatherstone)

                                EXHIBIT INDEX
                                -------------

Exhibit
  No.                               Description
- -------                             ------------

  4.1           Stock Option Agreement, between Medco Containment Services, Inc.
                and Citizens and Health Corporation, dated March 1, 1990.

  4.2           Stock Option Agreement, between Medco Containment Services, Inc.
                and Medco Containment Services Foundation, Inc., dated as of June 20, 1991.

  4.3 Form of Option and Performance-Based Option between American Biodyne, Inc. and McFarland Dewey & Co. dated January 22, 1992 and amendment letter dated April 16, 1993 between McFarland Dewey & Co. and Medco relating to an aggregate of 10,535 shares of Merck Common Stock incorporated by reference to Exhibit
                4.18 to Post Effective Amendment No. 1 to Registration Statement Form S-8 to Form S-4 Registration Statement (33-50667) filed on November 29, 1993.

  5 Opinion of Bert I. Weinstein, Associate General Counsel of the Registrant, regarding legality.

 23.1           Consent of Arthur Andersen LLP.

 23.2           Consent of Bert I. Weinstein (included in Exhibit 5).